EXHIBIT 4.2

THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO ONE OR MORE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.


                            XTRA-GOLD RESOURCES CORP.

                            7% CONVERTIBLE DEBENTURE

                               DUE: JUNE 30, 2010

No. _____________________                                 US$ _______________

                  This Convertible Debenture (the "DEBENTURE") is issued on July 6, 2005 (the "CLOSING DATE") by XTRA-GOLD RESOURCES CORP., a Nevada corporation (the "COMPANY"), to (together with its permitted successors and assigns, the "HOLDER") pursuant to exemptions from registration under the Act.


                                    ARTICLE I

SECTION 1.01      PRINCIPAL AND INTEREST.

                  For value received, the Company hereby promises to pay to the order of the Holder, at its address set forth below or to such other address as is specified in accordance with Section 6.01 below, on June 30, 2010 ("MATURITY DATE"), in lawful money of the United States of America and in immediately available funds, the principal sum of UNITED STATES DOLLARS (U.S.$ ). Interest shall be paid on the outstanding principal amount of this Debenture at the rate of seven percent (7%) per annum, payable quarterly, in arrears, on the last day of September, December, March and June of each year, until paid in full. The entire principal amount and all accrued interest shall be paid to the Holder on the Maturity Date.

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                                     - 2 -

SECTION 1.02      OPTIONAL CONVERSION.

                  The Holder is entitled, at its option, to convert, at any time and from time to time, until payment in full of this Debenture, all or any part of the outstanding principal amount of the Debenture, plus accrued interest, into shares (the "CONVERSION SHARES") of the Company's common stock, having a par value of $0.01 per share ("COMMON STOCK"), at the price per share equal to $1.00 (the "CONVERSION PRICE"). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver a duly completed and executed conversion notice (the "CONVERSION NOTICE"), substantially in the form of Exhibit A annexed to this Debenture, to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "CONVERSION DATE") shall be deemed to be the date set forth in the Conversion Notice, which shall not be earlier than the business day following the date on which the Conversion Notice is received by the Company. The Conversion Shares shall be issued to the Holder within five (5) business days following the Conversion Date.

SECTION 1.03      RESERVATION OF COMMON STOCK.

                  The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price.
 If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders as soon as is reasonably practicable for the sole purpose of increasing the number of authorized shares of Common Stock.

SECTION 1.04      AUTOMATIC CONVERSION.

                  Provided there is a registration statement then in effect covering the Conversion Shares, or the Conversion Shares may otherwise be resold pursuant to Rule 144, the outstanding principal amount of this Debenture, and all accrued but unpaid interest, shall automatically be converted into shares of the Company's Common Stock, at the Conversion Price, in the event that the Common Stock trades for twenty (20) consecutive trading days (a) with a closing bid price of at least $1.50 per share and (b) a cumulative trading volume during such twenty (20) trading day period of at least 1,000,000 shares.

SECTION 1.05      REGISTRATION RIGHTS.

                  The Company shall include the Conversion Shares in the next registration statement filed by it under the Act, for the purpose of raising capital for the account of the Company or any of its security holders. The foregoing shall not apply to a registration statement on Form S-4, S-8 or any successor forms. The Company shall pay all of the costs and expenses of preparing and filing the registration statement contemplated by this Section; provided, however, that the undersigned shall pay all commissions attributable to the registration and sale of the Conversion Shares to be registered on behalf of the Holder, and the Holder shall be responsible for the payment of all fees and expenses of any professional advisors engaged by the Holder in connection with the registration and resale of the Conversion Shares. The registration obligations contained in this Section shall apply only to the extent that the undersigned provides all information reasonably requested by the Company in order to comply with its obligations under the Act and other applicable laws, rules and regulations, including to enable the Company to provide customary disclosure for purposes of a resale registration statement under the Act. The registration obligations contained in this Section shall terminate as to any Conversion Shares at such time as such Conversion Shares may be resold under the provisions of Rule 144 under the Act.


                                   ARTICLE II

SECTION 2.01      PREPAYMENTS.

                  This Debenture may be prepaid, without penalty, on not less than seven (7) days prior written notice to the Holder. The Holder may convert this Debenture until 5:00 p.m., Eastern time, on the day prior to the date fixed for prepayment.


                                   ARTICLE III

SECTION 3.01      EVENTS OF DEFAULT.

                  An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder on the Maturity Date; (b) failure by the Company to make any quarterly interest payment hereunder within five (5) days of the prescribed due date; (c) failure by the Company to honor any conversion notice within five (5) business days; (d) the making by the Company of an assignment for the benefit of creditors; and (e) the filing by or against the Company of a petition under Federal or State bankruptcy laws, which, if not a voluntary proceeding, is not dismissed within ninety (90) days.

SECTION 3.02      EFFECT OF EVENT OF DEFAULT.

                  Upon the occurrence and continuation of an Event of Default, the Holder may, in its sole discretion, following written notice to the Company, declare all amounts due hereunder to be immediately due and payable. Notwithstanding the foregoing, upon the occurrence and during the pendency of a continuing Event of Default, the Holder shall have the right (but not the obligation) to convert this Debenture into Common Stock in the manner hereinabove provided.


                                   ARTICLE IV

SECTION 4.01      RIGHTS AND TERMS OF CONVERSION.

                  This Debenture may be converted, in whole or in part, at any time following the date hereof, into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above.

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                                     - 4 -

SECTION 4.02      RE-ISSUANCE OF DEBENTURE.

                  When the Holder elects to convert a portion of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

                                    ARTICLE V

SECTION 5.01 ADJUSTMENT OF CONVERSION PRICE AND NUMBER OF CONVERSION SHARES UPON SUBDIVISION OR COMBINATION OF COMMON STOCK.

                  If the Company at any time after the date of issuance of this Debenture subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and the number of Conversion Shares will be proportionately increased. If the Company at any time after the date of issuance of this Debenture combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately reduced. Any adjustment under this Section 5.01(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

SECTION 5.02      MERGER EVENTS.

                  In the event of any merger, consolidation share exchange or similar business combination in which the Company is not the surviving corporation (a "MERGER EVENT") (a) the Company shall make appropriate provision or cause appropriate provision to be made so that the Holder shall have the right thereafter to convert this Debenture into the kind of shares of stock and other securities and property receivable in connection with such Merger Event by persons who were holders of Common Stock immediately prior to consummation of such Merger Event and on a basis which preserves the economic benefits of the conversion rights of the Holder on a basis as nearly as practical as such rights existed prior to consummation of such Merger Event or, if the Company is unable to make provision as aforesaid; (b) the outstanding principal amount of this Debenture and accrued but unpaid interest shall be paid to the Holder on or prior to the effective date of the Merger Event.

SECTION 5.03      NOTICES.

                  Immediately upon any adjustment required by this Article, the Company will give written notice thereof to the holder of this Debenture, setting forth in reasonable detail, and certifying, the calculation of such adjustments.


                                   ARTICLE VI

SECTION 6.01      NOTICE.

                  Notices regarding this Debenture shall be sent to the Company and the Holder, via personal delivery, overnight courier or facsimile transmission, at the following addresses, unless a party notifies the other parties, in like manner, of a change of address or other contact co-ordinate as noted hereunder:


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                                     - 5 -

If to the Company, to:

                             Xtra-Gold Resources Corp.
                             Suite 207
                             251 Davenport Road
                             Toronto, Ontario, Canada - M5R 1J9

                             Attention:  Daniel Earle, Chief Operating Officer

                             Telephone:  (416) 925-9890
                             Facsimile:  (416) 981-3055

With a copy to:

                             Steven I. Weinberger, Esq.
                             Schneider, Weinberger & Beilly LLP
                             2200 Corporate Blvd., NW, Suite 210
                             Boca Raton, Florida, U.S.A.   33431-7307

                             Telephone:  (561) 362-9595
                             Facsimile:  (561) 362-9612

If to the Holder, to:
                             ____________________________________________

                             ____________________________________________

                             ____________________________________________

                             Attention:
                                         ________________________________

SECTION 6.02      GOVERNING LAW.

                  This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof.

SECTION 6.03      SEVERABILITY.

                  The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

SECTION 6.04      COMMITMENT FEE.

                  Upon delivery of this Debenture and payment of the purchase price by the Holder, the Company shall pay the Holder a commitment fee equal to five percent (5%) of the principal amount hereof.

SECTION 6.05      ENTIRE AGREEMENT AND AMENDMENTS.

                  This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein and in the Subscription Agreement being delivered in connection herewith. This Debenture may be amended only by an instrument in writing executed by the Holder and the Company.

SECTION 6.06      COUNTERPARTS.

                  This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

                  IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Debenture as of the date first written above.

                             XTRA GOLD RESOURCES CORP.

                             By: ___________________________________________
                                 Daniel Earle        Chief Operating Officer

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                                     - 7 -

                                    EXHIBIT A

                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE DEBENTURE)

TO:     _____________________________________________

                  The undersigned hereby irrevocably elects to convert $_____________________________________________ of the principal amount of the above Debenture into Shares of Common Stock of Xtra-Gold Resources Corp., according to the conditions stated therein, as of the Conversion Date written below.

CONVERSION DATE:                _____________________________________________

APPLICABLE CONVERSION PRICE:    _____________________________________________

SIGNATURE:                      _____________________________________________

NAME:                           _____________________________________________

ADDRESS:                        _____________________________________________

AMOUNT TO BE CONVERTED:         _____________________________________________

AMOUNT OF DEBENTURE
UNCONVERTED:                    $____________________________________________

CONVERSION PRICE PER SHARE:     $____________________________________________

NUMBER OF SHARES OF COMMON
STOCK TO BE ISSUED:             _____________________________________________

PLEASE ISSUE THE SHARES OF
COMMON STOCK IN THE FOLLOWING
NAME AND TO THE FOLLOWING
ADDRESS:                        _____________________________________________

ISSUE TO:                       _____________________________________________

AUTHORIZED SIGNATURE:           _____________________________________________

NAME:                           _____________________________________________

TITLE:                          _____________________________________________

ADDRESS:                        _____________________________________________

TELEPHONE NUMBER:               _____________________________________________